EXHIBIT 31

          CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                  Re:    Soundview Home Loan Trust, Series 2005-4
                         Asset Backed Certificates, Series 2005-4
                         ----------------------------------------

            I, Robert McGinnis, certify that:

            l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Soundview Home Loan Trust, Asset-Backed Certificates, Series 2005-4;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicers under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

            4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicers have fulfilled each of its obligations under the servicing agreement; and

            5. The reports disclose all significant deficiencies relating to the servicers' compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Countrywide Home Loans Servicing LP, JPMorgan Chase Bank, National Association, National City Home Loan Services, Inc. and Deutsche Bank National Trust Company.

                                      FINANCIAL ASSET SECURITIES CORP.

                                      By: /s/ Robert McGinnis
                                      ------------------------------------------
                                      Name:    Robert McGinnis
                                      Title:   President
                                      Date:    March 30, 2006